EXHIBIT 10.9

STRATEGICAL COOPEARTION AGREEMENT

This agreement is signed by the two parties below in Xian, Shaanxi Province, on March 26, 2007

Party A: Xi’an Hanxin Science & Technology Co., Ltd
Party B: Sichuan Hanxin Cork Products Co., Ltd

1.
Party A is a stock company which is founded approved by Xi’an City People’s Government, and registered capital is RMB 50.011034 million Yuan. Party A is a big enterprise which is engaged in developing and manufacturing of cork products.

2.
Party B is a limited company which is found and registered in Mianyang City Sichuan Province, China, and registered capital is RMB 10,000,000 million Yuan. Party B is engaged in manufacturing and processing of cork products.

3.	Party A has a good prospect of development and hopes to expand its industry & market share urgently for the need of future strategy.
4.	Party B has a good situation of current operation, and a certain scale with great potential of development.
5.
According to the intent previously agreed by the two parties, the two parties decide to realize alliance between giants and cooperate with each other strategically. Party A will carry out the merger and recombination of Party B at proper time during 2007, and Party B also agrees to the strategical cooperation mentioned above.

WHEREAS, this agreement, with respect to significant matters in the strategical cooperation, is made after negotiations between the two parties and based on voluntary, fair and mutually beneficial principles:

Section I. Party A agrees to carry out the merger and recombination of Party B at a price of no more than 20,000,000 Yuan during 2007.

Section II. Party B also agrees to the merger and recombination carried out by Party A mentioned above.

Section III. As the merger and recombination will cost a long time, the two parties agree to carry out the strategical cooperation in several phases.

(1)
Within ten days after this agreement is valid, Party A should pay an amount of 3,500,000 Yuan (“cooperation sincerity payment”) to Party B. These funds can be offset by the merger transaction fees after the merger and recombination are finished.

(2)	In order to support the continuous development of Party B, Party A should offer the funds support in an amount of at least 15,000,000 Yuan during 2007.
(3)	The merger and recombination are expected to be finished in 2007 in principle.

Section IV. Statement, guarantee and commitment of Party A

Party A makes statement, guarantee and commitment to Party B at signing date as well as the date when this agreement is valid and executed:

(1)	Party A is an independent corporation established and existed under the laws of China, and legally owns current assets and legally runs current business.
(2)	Party A has sufficient rights to execute the transaction stated in this agreement, and has the legal ability of action of signing and executing this agreement.
(3)	Items not included in this agreement will be negotiated and solved between the two parties based on fair principles.
(4)	Party A ensures that it will pay the transaction fees and relevant funds according to the appointed ways and timing of payment.
Section V. Statement, guarantee and commitment of Party B

(1)	Party B confirms that it will get effective approval of the board of directors to ensure the legality and effectiveness of signature and execution by Party B.
(2)	According to relevant laws and regulations, all the approved documents, register and other procedure related to Party B have completely obtained or finished, and are still effective.
(3)	Party B currently has no mortgage loan, pledge or a third party’s rights, and attaches no contingent liabilities or other potential liabilities and there is no litigation, arbitration or dispute.
(4)
Products made, sold or operated in other ways by Party B does not infringe upon any patents, design, copyright, trademark or other knowledge Property, and nobody requires for rights regarding the products mentioned above.

Section VI. Any of the two parties breaches any statements, guarantee or commitment will constitute a breach of the agreement. The party who breaches this agreement should indemnify the other party for its direct or indirect damage.

Section VII. Any dispute incurred by the execution of this agreement should be solved by the negotiation between the two parties; if the negotiation is unsuccessful, any party can take litigation to a court with governing rights.

Section VIII. Items not included in this contract will be negotiated between the two parties to get a signed supplement contract. The signed supplement contract is part of this agreement with the same legal effect.

Section IX. This agreement will be valid after the signatures by the legal representatives or authorized representatives of the two parties.

Section X. This agreement will be in four copies and two of the copies will be kept by Party A and Party B separately.

Party A: Xi’an Hanxin Science & Technology Co., Ltd

Chen Pengcheng
Legal representative or authorized representative:

Party B: Sichuan Hanxin Cork Products Co., Ltd

Li Huadong
Legal representative or authorized representative: